CONFIDENTIAL PORTIONS OF THIS DOUCMENT HAVE
BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

EXHIBIT 10.17

AMENDMENT THREE

TO

VR2 TECHNOLOGY LICENSE AGREEEMENT

This THIRD AMENDMENT  is made this 29th day of March, 2004 by and between, Storage Technology Corporation, a Delaware corporation, having its principal place of business at One StorageTek Dr., Louisville, Colorado 80028 (“StorageTek”), and Overland Storage, Inc., having its principal place of business at 4820 Overland Avenue, San Diego, California   92123 (“Contractor”).

Whereas, StorageTek requests Contractor’s Services and expertise in the re-design of the PRML ASIC, and

Whereas, Contractor desires to provides such Services,

Now therefore, the parties agree to amend the following sections pursuant to the VR2 TECHNOLOGY LICENSE AGREEMENT executed between the parties on July 20, 2000:

4.2.1                     Contract Engineering Services [***]

Add the following for the [***] of StorageTek’s PRML ASIC for the [***] provided to Contractor by StorageTek.  Consulting activities shall be performed at Contractor’s facility and shall include but are not limited to the following: [***]

Such services shall be completed on or before [***].  Specific timelines and milestones shall be mutually agreed upon between Contractor and the StorageTek Project Manager.  Contractor shall contact the StorageTek Project Manager when the verification is complete and when the tape is forwarded to Kawasaki for creation of the chip.

As consideration for such contract engineering Services, StorageTek agrees to pay Contractor [***] based on achievement of the following milestones:

1.               Completion of the [***] and delivery to [***] – [***]

2.               Completion of 1st and 2nd signoff of [***] fabrication – [***]

3.               Completion of chip testing and final signoff by StorageTek Project Manager or a designated representative – [***]

Contractor shall invoice StorageTek at the completion of each milestone.  Invoices pursuant to Amendment Three shall reference StorageTek purchase order [***].  Invoices shall be payable within [***] days after receipt.  The above amounts do not anticipate billing for any out-of-pocket expenses.  Any such expenses to be incurred and billed by Contractor must be approved in advance by the StorageTek Project Manager, [***].

8.3 Termination

Add the following language which shall be valid pursuant to Amendment Three only:

StorageTek may terminate this Amendment Three with [***] prior written notice to Overland.  Such termination notice shall be given to Overland pursuant to section 11.3 Notice.

At the time of termination, StorageTek shall be released from any and all obligations under this Amendment provided, that in the event of termination, the Contractor shall be paid the balance owing for any reimbursable expenses accrued to the date of termination, and shall be paid for Services satisfactorily performed to the date of termination, less any amounts previously prepaid.  If

CONFIDENTIAL PORTIONS OF THIS DOUCMENT HAVE
BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

the Contractor’s fee has been specified on the basis of a definite sum for the completion of Services, the sum payable upon termination shall be based upon the percent of the Services satisfactorily completed.

All other terms and conditions of the agreement, as amended, remain the same.

IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to sign this SERVICES AGREEMENT as of the date first stated above.

Storage Technology Corporation		Overland Storage, Inc.
By:	/s/ Ellen J. Rickert	By:	/s/ Vernon A. LoForti
Name:	Ellen J. Rickert	Name:	Vernon A. LoForti

Title:	Subcontract Administrator	Title:	Vice President & CFO